Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS SECOND-QUARTER 2019 FINANCIAL RESULTS

Second-Quarter GAAP Net Income Attributable to Common Stock of $146 Million,
or
$0.34 Per Diluted Share

Private Education Loan Originations of $532 Million

Second-Quarter “Core Earnings” Net Income Attributable to Common Stock of $132 Million,
or
$0.31 Per Diluted Share

NEWARK, Del., July 24, 2019 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released second-quarter 2019 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, July 25, 2019, at 8 a.m. EDT. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. To participate, dial 877-356-5689 (USA and Canada) or 706-679-0623 (international) and use access code 4558985 starting at 7:45 a.m. EDT. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through Aug. 8, 2019, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 4558985.

A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors.

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, Rick.Castellano@SallieMae.com

Investors
Brian Cronin, 302-451-0304, Brian.Cronin@SallieMae.com

Sallie Mae Reports Second-Quarter 2019 Financial Results

Second-Quarter GAAP Net Income Attributable to Common Stock of $146 Million,
or $0.34 Per Diluted Share

Private Education Loan Originations of $532 Million

Second-Quarter “Core Earnings” Net Income Attributable to Common Stock of $132 Million,(1)
or $0.31 Per Diluted Share

“During the second quarter, we celebrated our five-year anniversary as a standalone bank and further diversified our consumer product offerings with the launch of a new credit card suite designed to help customers build their credit. Results of the quarter reflect strong originations and operating efficiency as we continue to leverage technology to innovate the experience for our customers. Students and their families are the focus of our work, and it’s gratifying that 91 percent of our customers complete their course of study and believe their college education opened opportunities they would not have had without it. We are proud that more families choose Sallie Mae over all other private student lenders combined, and as new families send their children to college, we are ready to assist them with market-leading products, rates, and service.”

Raymond J. Quinlan, Chairman and CEO, Sallie Mae

Second-Quarter 2019 Highlights vs. Second-Quarter 2018 Highlights

•	Net interest income of $397 million, up 16 percent.

•	Private education loan originations of $532 million, up 9 percent.

•	Average private education loans outstanding of $21.7 billion, up 16 percent.

•	Average yield on the private education loan portfolio was 9.39 percent, up 36 basis points.

•	Private education loan provision for loan losses was $71 million, up from $46 million.

•	Private education loans in forbearance were 3.6 percent of private education loans in repayment and forbearance, up from 3.4 percent.

•	Private education loan delinquencies as a percentage of private education loans in repayment were 2.7 percent, up from 2.2 percent.

•	Personal loans outstanding of $1.1 billion, up 14 percent.

•	Average yield on the personal loan portfolio was 12.00 percent, up 135 basis points.

•
Paid second-quarter common stock dividend of $0.03 per share, declared third-quarter common stock dividend of $0.03 per share, and repurchased $60 million of common stock under share repurchase program at an average price of $10.04.

GAAP Diluted EPS	Non-GAAP “Core Earnings” Diluted EPS(1)	Private Education Loan Originations	Non-GAAP Operating Efficiency Ratio(2)	Total Education Loan Assets	Common Equity Tier 1 Risk-Based Capital
2Q19 - $0.34	2Q19 - $0.31	2Q19 - $532 million	2Q19 - 34.9%	June 30, 2019 - $22.2 billion	June 30, 2019 - 11.9%

Guidance
The Company expects 2019 results to be as follows:

•	Full-year diluted “Core Earnings” per share: $1.21 - $1.23.

•	Full-year Private Education Loan originations of $5.7 billion.

•	Full-year non-GAAP operating efficiency ratio: 35 percent - 36 percent.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@SallieMae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@SallieMae.com

Quarterly Financial Highlights

	2Q 2019	1Q 2019	2Q 2018
Income Statement ($ millions)
Total interest income	$574	$566	$462
Total interest expense	177	164	121
Net interest income	397	402	341
Less: provisions for credit losses	93	64	63
Total non-interest income	19	16	7
Total non-interest expenses	139	140	135
Income tax expense	34	56	40
Net income	150	158	110
Preferred stock dividends	4	4	4
Net income attributable to common stock	146	154	106
“Core Earnings” adjustments to GAAP(1)	(14)	(3)	4
Non-GAAP “Core Earnings” net income attributable to common stock(1)	132	151	110

Ending Balances ($ millions)
Private Education Loans, net	$21,395	$21,577	$18,488
FFELP Loans, net	813	829	887
Personal Loans, net	1,061	1,093	934
Deposits	21,178	19,664	16,746
-Brokered	11,738	10,576	8,685
-Retail and other	9,440	9,088	8,061

Key Performance Metrics
Net interest margin	5.88%	6.28%	6.14%
Yield - Total interest-earning assets	8.50%	8.85%	8.33%
-Private Education Loans	9.39%	9.50%	9.03%
-Personal Loans	12.00%	11.81%	10.65%
Cost of Funds	2.84%	2.81%	2.40%
Non-GAAP Operating Efficiency Ratio(2)	34.9%	33.8%	38.3%
Return on Assets (“ROA”)(3)	2.1%	2.4%	1.9%
Non-GAAP “Core Earnings” ROA(4)	1.9%	2.3%	1.9%
Return on Common Equity (“ROCE”)(5)	21.8%	23.9%	18.7%
Non-GAAP “Core Earnings” ROCE(6)	19.8%	23.4%	19.4%

Per Common Share
GAAP diluted earnings per common share	$0.34	$0.35	$0.24
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$0.31	$0.34	$0.25
Average common and common equivalent shares outstanding (millions)	432	438	439

Footnotes:

(1) Sallie Mae provides “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See the “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Core Earnings.” “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our non-GAAP operating efficiency ratio as the ratio of (a) the total non-interest expense numerator to (b) the net revenue denominator (which consists of the sum of net interest income, before provision for credit losses, and non-interest income, excluding any gains and losses on sales of loans and securities, net and the net impact of derivative accounting as defined in the “‘Core Earnings’ to GAAP Reconciliation” table in this press release). This ratio provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies.

(3) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(5) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(6) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to, the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties, and also includes any estimates related to pending accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 28, 2019) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for loan losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents and cyberattacks and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting and restructuring initiatives and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$3,998,514	$2,559,106
Available-for-sale investments at fair value (cost of $331,519 and $182,325, respectively)	331,541	176,245
Loans held for investment (net of allowance for losses of $383,997 and $341,121, respectively)	23,268,646	22,270,919
Restricted cash	141,441	122,789
Other interest-earning assets	65,187	27,157
Accrued interest receivable	1,401,618	1,191,981
Premises and equipment, net	129,658	105,504
Income taxes receivable, net	93,489	41,570
Tax indemnification receivable	38,925	39,207
Other assets	116,207	103,695
Total assets	$29,585,226	$26,638,173

Liabilities
Deposits	$21,178,134	$18,943,158
Long-term borrowings	4,862,763	4,284,304
Upromise member accounts	200,676	213,104
Other liabilities	246,337	224,951
Total liabilities	26,487,910	23,665,517

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 4 million and 4 million shares issued, respectively, at stated value of $100 per share	400,000	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 453.5 million and 449.9 million shares issued, respectively	90,702	89,972
Additional paid-in capital	1,296,409	1,274,635
Accumulated other comprehensive income (loss) (net of tax expense (benefit) of $(4,390) and $3,436, respectively)	(13,579)	10,623
Retained earnings	1,600,855	1,340,017
Total SLM Corporation stockholders’ equity before treasury stock	3,374,387	3,115,247
Less: Common stock held in treasury at cost: 26.9 million and 14.2 million shares, respectively	(277,071)	(142,591)
Total equity	3,097,316	2,972,656
Total liabilities and equity	$29,585,226	$26,638,173

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Interest income:
Loans	$553,905	$454,045	$1,107,384	$884,093
Investments	1,706	1,694	3,127	3,641
Cash and cash equivalents	18,111	6,572	29,664	11,808
Total interest income	573,722	462,311	1,140,175	899,542
Interest expense:
Deposits	136,597	90,605	262,584	168,061
Interest expense on short-term borrowings	1,135	1,128	2,300	3,521
Interest expense on long-term borrowings	39,122	29,628	76,142	54,396
Total interest expense	176,854	121,361	341,026	225,978
Net interest income	396,868	340,950	799,149	673,564
Less: provisions for credit losses	93,375	63,267	157,165	117,198
Net interest income after provisions for credit losses	303,493	277,683	641,984	556,366
Non-interest income:
Gains on sales of loans, net	—	2,060	—	2,060
Losses on sales of securities, net	—	(1,549)	—	(1,549)
Gains (losses) on derivatives and hedging activities, net	16,736	(5,268)	19,499	(1,376)
Other income	2,655	12,295	16,033	21,937
Total non-interest income	19,391	7,538	35,532	21,072
Non-interest expenses:
Compensation and benefits	66,495	60,245	145,233	128,562
FDIC assessment fees	7,356	8,001	14,974	16,797
Other operating expenses	64,955	67,069	118,746	114,922
Total non-interest expenses	138,806	135,315	278,953	260,281
Income before income tax expense	184,078	149,906	398,563	317,157
Income tax expense	33,801	40,074	90,097	81,071
Net income	150,277	109,832	308,466	236,086
Preferred stock dividends	4,331	3,920	8,799	7,317
Net income attributable to SLM Corporation common stock	$145,946	$105,912	$299,667	$228,769
Basic earnings per common share attributable to SLM Corporation	$0.34	$0.24	$0.69	$0.53
Average common shares outstanding	429,278	435,187	431,911	434,573
Diluted earnings per common share attributable to SLM Corporation	$0.34	$0.24	$0.69	$0.52
Average common and common equivalent shares outstanding	432,253	439,445	435,233	439,212
Dividends per common share attributable to SLM Corporation	$0.06	$—	$0.09	$—

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018

“Core Earnings” adjustments to GAAP:
GAAP net income	$150,277	$109,832	$308,466	$236,086
Preferred stock dividends	4,331	3,920	8,799	7,317
GAAP net income attributable to SLM Corporation common stock	$145,946	$105,912	$299,667	$228,769

Adjustments:
Net impact of derivative accounting(1)	(18,242)	5,029	(22,444)	1,247
Net tax expense(benefit)(2)	(4,458)	1,222	(5,485)	303
Total “Core Earnings” adjustments to GAAP	(13,784)	3,807	(16,959)	944

“Core Earnings” attributable to SLM Corporation common stock	$132,162	$109,719	$282,708	$229,713

GAAP diluted earnings per common share	$0.34	$0.24	$0.69	$0.52
Derivative adjustments, net of tax	(0.03)	0.01	(0.04)	—
“Core Earnings” diluted earnings per common share	$0.31	$0.25	$0.65	$0.52
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.